UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2005

CRT PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

FLORIDA

(State or Other Jurisdiction of Incorporation)

1-9997	59-2898045

Commission File Number)	(IRS Employer Identification No.)

225 NE MIZNER BOULEVARD, SUITE 200 BOCA RATON, FLORIDA	33432

(Address of Principal Executive Offices)	(Zip Code)

(561) 395-9666

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Reports)

Item 8.01 Other Events.

On April 18, 2005, CRT Properties, Inc. (the “Company”) filed a definitive Proxy Statement (the “Proxy Statement”) on Schedule 14A with the Securities and Exchange Commission relating to its Annual Meeting of Shareholders to be held on May 18, 2005. The Proxy Statement contains the unanimous recommendation of the Company’s Board of Directors FOR Proposal No. 2 relating to the reincorporation of the Company from Florida to Maryland. The Proxy Statement provides a detailed comparison of Florida and Maryland law, including (on pages 34-35) those laws relating to business combinations with interested shareholders. In this regard, if the reincorporation merger is approved by shareholders and consummated, the Company has undertaken to opt out of the provisions of Section 3-602 of the Maryland General Corporation Law, which otherwise would impose significant restrictions on the ability of the Company to effect a business combinations with an interested shareholder, so long as the transaction is first approved by a majority of disinterested members of the Board of Directors.

The Proxy Statement also contains the unanimous recommendation of the Company’s Board of Directors FOR Proposal No. 3 relating to the 2005 Employee Stock Investment Plan (the “ESIP”). A complete copy of the proposed form of ESIP is attached to the Proxy Statement as Appendix D. As of April 28, 2005, the form of ESIP has been amended to provide that a maximum of 300,000 shares may be issued under the plan.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CRT PROPERTIES, INC.
Dated: April 29, 2005	By:	/s/ William J. Wedge
William J. Wedge
		Title:	Senior Vice President, General Counsel and Corporate Secretary

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